UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/06/2011

Vantage Drilling Company
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34094

Cayman Islands	N/A
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

777 Post Oak Boulevard, Suite 800
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On May 6, 2011, Vantage Drilling Company issued a press release announcing operating results and developments for the quarter ended March 31, 2011. A copy of this press release is being furnished as Exhibit 99.1 to this report.

Item 7.01.    Regulation FD Disclosure

During a previously announced investor conference call held on Friday, May 6, 2011, Vantage's senior management discussed the Company's first quarter 2011 results. During this call, Vantage senior management also discussed certain non-GAAP financial measures as such term is defined under the rules of the Securities and Exchange Commission. A copy of the non-GAAP financial measures discussed on the conference call are being furnished as an exhibit to this report and will be posted to the Company's website at www.vantagedrilling.com. While the Company believes that these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies.

The non-GAAP financial measures are furnished herewith as Exhibit 99.2. In accordance with General Instruction B.2 to Form 8-K, the information provided under this Item 7.01 and the presentation attached to this Form 8-K as Exhibit 99.2 shall be deemed to be "furnished" and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Vantage does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports.

Item 9.01.    Financial Statements and Exhibits

99.1 Press Release dated May 6, 2011.

99.2 Non-GAAP Financial Measures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Drilling Company

Date: May 10, 2011	By:	/s/ Douglas G. Smith
Douglas G. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release dated May 6, 2011.
EX-99.2	Non-GAAP Financial Measures